EXHIBIT 3.1 TO THE REGISTRATION STATEMENT ON FORM 10
OF NMI HEALTH, INC.

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

February 12, 2013

Job Number: C20130123-4036
Reference Number: 00003790124-56
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C9796-1991-001	Articles of Incorporation	3 Pages/1 Copies
C9796-1991-003	Amendment	2 Pages/1 Copies
C9796-1991-004	Amendment	2 Pages/1 Copies
C9796-1991-005	Amendment	3 Pages/1 Copies
20090341424-49	Amendment	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Christine Rakow
Certificate Number: C20130123-4036
You may verify this certificate
online at **http://www.nvsos.gov/**

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA
NOV 01 1991
9790-91
CHERYL A. LAU SECRETARY OF STATE
No. ____

RECT #26575
FILING FEE $125.00K.R
FILED BY; BELLINGSLEY MOTORS
5050 E. WINNEMUCCA BLVD
WINNEMUCCA NV 89445

ARTICLES OF INCORPORATION
FOR
LEAD CREEK UNLIMITED

ADDRESS OF PRINCIPAL AGENT: MICHAEL J. CRNKOVICH
310 E. MINOR
WINNEMUCCA, NV. 89445

NATURE OF BUSINESS---REAL ESTATE DEVELOPMENT

2500 SHARES OF STOCK WITH NO PAR VALUE

DIRECTORS:

1) MICHAEL J. CRNKOVICH 310 E. MINOR WINNEMUCCA, NV. 89445
2) DOUGLAS K. BEPLATE 10306 ASHLEY PARK DR. SANDY, UT. 84092
3) GIL WESTON MEIER 320 E. VINE ST. SALT LAKE CITY, UT. 84107

INCORPORATORS:

1) MICHAEL J. CRNKOVICH 310 E. MINOR WINNEMUCCA, NV. 89445
2) DOUGLAS K. BEPLATE 10306 ASHLEY PARK DR. SANDY, UT. 84092

THIS CORPORATION IS TO HAVE PERPETUAL EXISTENCE

WE WOULD LIKE ONE CERTIFIED COPY

INCORPORATOR SIGNING THE ARTICLES OF INCORPORATION

MICHAEL J. CRNKOVICH
310 E. MINOR
WINNEMUCCA, NV. 89445

DOUGLAS K. BEPLATE
10306 ASHLEY PARK DRIVE
SANDY, UT. 84092

Signature of Douglas K Beplate
Notarized 10-21-1991
Notary Public Vanice J Rice Ex. 1-94
Salt Lake County - Utah

NOTARY PUBLIC
VANICE J. RICE
West One Bank
6940 South Highland Drive
Salt Lake City, Utah 84121
My Commission Expires January 11, 1994
STATE OF UTAH

RECEIVED
OCT 23 1991
Secretary of State

STATE OF NEVADA

COUNTY OF HUMBOLDT

On this 9th day of October, 19 91, before me, a Notary Public in and for said county and state, personally appeared MICHAEL J. CRNKOVICH known to me to be the person who executed the same for purposes therein stated.

NOTARY PUBLIC

RECEIVED

OCT 10 1991

Secretary of State

KAREN HOLLOWAY
Notary Public - State of Nevada
Appointment Recorded in Humboldt County
MY APPOINTMENT EXPIRES SEPT. 7, 1992

STATE OF NEVADA

Secretary Of State

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

NOV 01 1991

9996-91

CHERYL A. LAU SECRETARY OF STATE

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

IN THE MATTER OF LEAD CREEK UNLIMITED
Name of Corporation

I, MICHAEL J. CRNKOVICH, with address at Suite ...,
Name of Resident Agent

Street 310 E. MINOR,

Town of WINNEMUCCA, County of HUMBOLDT, State of Nevada, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

RECEIVED
OCT 23 1991

FURTHERMORE, that the principal office in this state is located at Suite ...,

Street 310 E. MINOR,

Town of WINNEMUCCA, County of HUMBOLDT,

State of Nevada.

RECEIVED
OCT 01 1991

IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of April, 1991.

RECEIVED
OCT 10 1991
Secretary of State

[signature]
Resident Agent

NRS 78.090 Except during any period of vacancy described in NRS 78.097, every corporation shall have a resident agent, who may be either a natural person or a corporation, resident or located in this state, in charge of its principal office. The resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state. . . . The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.

LIST OF OFFICERS, DIRECTORS AND AGENT OF

FILE NUMBER 9796-91

LEAD CREEK UNLIMITED
A NEVADA CORPORATION INCORPORATED ON NOVEMBER 1, 1991.
THIS LIST IS FOR THE FILING PERIOD NOV. 1992 TO NOV. 1993
AND IS DUE BY NOVEMBER 30, 1992.

THE CORPORATION'S DULY APPOINTED RESIDENT AGENT IN CHARGE OF SAID PRINCIPAL OFFICE IN THE STATE OF NEVADA UPON WHOM PROCESS CAN BE SERVED IS:

MICHAEL J. CRNKOVICH
310 E. MINOR
WINNEMUCCA, NV 89445

Do not change information in this area before reading #5 below.

FOR OFFICE USE ONLY

FILED (Date)	NOV 10 1992
91-92 LIST	$100.00
92-93 LIST	$ 85.00
REINSTATEMENT	$ 50.00
TOTAL DUE	92-93 PAID [illegible].00

RECEIVED NOV 10 1992 Secretary of State

We want to help you get your business with the Office of the Secretary of State completed in the fastest, most efficient manner. TO AVOID DELAYS, RETURNS AND LATE CHARGES, PLEASE BE SURE YOU HAVE:

1. Included names and mailing addresses for ALL officers and directors. — A President, Secretary, Treasurer and Directors must be named.
2. Returned ALL copies of this form with the $85.00 filing fee. A $15.00 penalty must be added if this form is not filed by the deadline listed at the top of this form.
3. Included the signature of an officer of the corporation at the bottom of this form.
4. If there are additional officers and directors, attach a listing of them to this form. Last year's information has been preprinted. If you need to make changes, line out outdated information and insert new information above it.
5. If you have changed the resident agent or principal place of business (agents address), please contact our office for the proper forms to make the change before filing this annual list.
6. Signed your check and have made it payable to the Secretary of State — If you need a receipt, please enclose a self-addressed, stamped envelope.

NAME / P.O. BOX	STREET ADDRESS	TITLE(S) / CITY	ST	ZIP
Michael J. Crnkovich		PRESIDENT		
	310 E. Minor	Winnemucca	NV	89445
Douglas K. Beplate		SECRETARY		
	10306 S. Ashley Park Dr.	Sandy	UT.	84092
Douglas K. Beplate		TREASURER		
	10306 S. Ashley Park Dr.	Sandy	UT.	84092
Michael J. Crnkovich		DIRECTOR		
	310 E. Minor	Winnemucca	NV	89445
		DIRECTOR		
		DIRECTOR		

[signature] — Signature of officer

President — Title(s)

11-9-92 — Date

Please return ALL copies of this form and your signed check to:
Secretary of State, Capitol Complex, Carson City, NV 89710
(702) 687-5105

STATE OF NEVADA
DEPARTMENT OF STATE

CERTIFICATE OF REINSTATEMENT

I, CHERYL A. LAU, the duly elected Secretary of State of the State of Nevada, do hereby certify that

LEAD CREEK UNLIMITED

a corporation formed under the laws of the State of NEVADA having paid all filing fees, licenses, penalties and costs, in accordance with the provisions of Section 78.180 NRS, as amended, for the years and in the amounts as follows:

1991-92 LIST OF OFFICERS AND PENALTY....................................$100.00

1992-93 LIST OF OFFICERS..$85.00

REINSTATEMENT FEE...$50.00

and otherwise complied with the provisions of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if the aforesaid filing fees, licenses, penalties and costs had been paid when due.



IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, this 10TH day of NOVEMBER, A.D., 19 92.

Secretary of State

STATE OF NEVADA
DEPARTMENT OF STATE

CERTIFICATE OF REINSTATEMENT

I, CHERYL A. LAU, the duly elected Secretary of State of the State of Nevada, do hereby certify that LEAD CREEK UNLIMITED

a corporation formed under the laws of the State of NEVADA having paid all filing fees, licenses, penalties and costs, in accordance with the provisions of Section 78.180 NRS, as amended, for the years and in the amounts as follows:

1991-92 LIST OF OFFICERS AND PENALTY	$100.00
1992-93 LIST OF OFFICERS	$85.00
REINSTATEMENT FEE	$50.00

and otherwise complied with the provisions of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if the aforesaid filing fees, licenses, penalties and costs had been paid when due.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, this 10TH day of NOVEMBER, A.D., 19 92.

Secretary of State

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(Before Payment of Capital or Issuance of Stock)

Filed by:

MICHAEL J. CRNKOVICH and DOUGLAS K. BEPLATE
name of incorporator or director name of incorporator or director

certify that:

1. They constitute at least two-thirds of the original incorporators or of the directors of LEAD CREEK UNLIMITED, a Nevada corporation.

2. The original Articles were filed in the Office of the Secretary of State on NOV. 1 1991

3. As of the date of this certificate, no stock of the corporation has been issued.

4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

Article 1 is amended to read as follows:

EMERGENCY FILTRATION PRODUCTS, INC.

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAR 08 1996

No. 9796-91

DEAN HELLER, SECRETARY OF STATE

Signature

Signature

GRACE KLUTSCHKOWSKI
NOTARY PUBLIC
HUMBOLDT Co. NEVADA
My Appointment Expires
OCT. 17, 1998

State of Nevada
County of Humboldt } ss.

On ________ personally appeared before me, a Notary Public,
MICHAEL J. CRNKOVICH, who acknowledged that they executed the above instrument.

Signature of Notary

(NOTARY STAMP OR SEAL) SEE ATTACHED NOTARY

RECEIVED
MAR 08 1996

Attachment to Certificate of Amendment of Articles of Incorporation

INDIVIDUAL ACKNOWLEDGMENT

State of Utah

County of Washington ss.

On the 8th day of March A.D., 19 96, personally appeared before me Douglas K. Deplat the signer(s) of the above instrument, who duly acknowledged to me that he executed the same.

Notary Public

Residing at Washington

My commission expires May 2, 1997

7/16/96
10:35
Pd. $75.00

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JUL 1 6 1996
No. C 9796-91
[signature]
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF EMERGENCY FILTRATION PRODUCTS, INC.,

A NEVADA CORPORATION,

PURSUANT TO SECTION 207(4) OF THE

NEVADA REVISED STATUTES

FIRST: The name of the corporation is Emergency Filtration Products, Inc. (the "Company").

SECOND: On July 11, 1996, the Board of Directors of the Company unanimously consented to (i) an increase in the Company's authorized capital from 2,500 shares of common voting stock to 50,000,000 shares of common voting stock, with a corresponding increase in the number of issued and outstanding shares of common stock held be each stockholder of record at the effective date of the change in authorized capital; (ii) an increase in the par value of the Company's common voting stock from no par to one mill ($0.001) per share, with appropriate adjustments in the additional paid in capital and stated capital accounts of the Company; and (iii) a reverse split of the Company's common stock in the ratio of one new share for every 13.0091 shares issued and outstanding as of the date of filing of this Certificate, with fractional shares being rounded up to the next highest number of shares.

THIRD: The number of authorized shares and the par value of the Company's common stock immediately before the above-referenced resolutions were 2,500 shares and no par, respectively.

FOURTH: The number of authorized shares and the par value of the Company's common stock immediately after the above-referenced resolutions were 50,000,000 shares and one mill ($0.001), respectively.

FIFTH: The number of shares of the Company's common stock to be issued after the reverse split in exchange for each pre-split share of common stock is 1/13.0091 of one share.

SIXTH: No fractional shares will be issued as a result of the reverse split. There is no provision for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share as a result of the reverse split.

SEVENTH: The approval of the affected stockholders is not required and has not been sought.

EIGHTH: The reverse split will be effective as of the date of filing of this Certificate with the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, the undersigned executive officers of the Company hereby execute this Certificate on the 11 day of July, 1996.

Bruce E. Batchelor, M.A. Ph.D., President

Michael Crnkovich, Secretary/Treasurer

STATE OF WASHINGTON)
) ss
COUNTY OF Yakima)

Bruce E. Batchelor, M.A., Ph.D., hereby acknowledges that he is the President of Emergency Filtration Products, Inc., that he has read the foregoing information, and of his personal knowledge, he represents and warrants that such information is true and correct in every material respect.

Bruce E. Batchelor, M.A., Ph.D.

Subscribed and sworn to before me this 11th day of July, 1996.

NOTARY PUBLIC
Commission Expires 6-9-00

IN WITNESS WHEREOF, the undersigned executive officers of the Company hereby execute this Certificate on the 11 day of July, 1996.

Bruce E. Batchelor, M.A. Ph.D., President

Michael Crnkovich, Secretary/Treasurer

STATE OF WASHINGTON)
) ss
COUNTY OF ________)

Bruce E. Batchelor, M.A., Ph.D., hereby acknowledges that he is the President of Emergency Filtration Products, Inc., that he has read the foregoing information, and of his personal knowledge, he represents and warrants that such information is true and correct in every material respect.

Bruce E. Batchelor, M.A., Ph.D.

Subscribed and sworn to before me this _____ day of July, 1996.

NOTARY PUBLIC

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20090341424-49
	Filing Date and Time 04/14/2009 1:43 PM
	Entity Number C9796-1991

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Emergency Filtration Products, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I: The name of the Corporation is Nano Mask, Inc.

Article III: The Corporation shall have the authority to issue a total of 100,000,000 shares of common stock having a par value of $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 27,063,409 (56.5%)

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] 4-13-09

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

May 17, 2013

Job Number: C20130520-0837
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20130332267-39	Amendment	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20130520-0837
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20130332267-39
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/17/2013 4:00 PM
	Entity Number C9796-1991

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Nano Mask, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1: The name of the corporation is NMI Health, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53,168,551 / 53.87%

4. Effective date and time of filing: (optional) Date: 17 May 13 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Michael J Marx

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.